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                                                                      EXHIBIT 11


                STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS

                     HERITAGE FINANCIAL HOLDING CORPORATION
                                AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and nine-month periods ended September 30, 2001 and 2000.

                                                             Three Months                     Nine Months
                                                          Ended September 30,             Ended September 30,
                                                   -------------------------------  -------------------------------
                                                         2001            2000             2001            2000
                                                   ---------------   -------------  ---------------  --------------
BASIC EARNINGS PER SHARE:
   Net income....................................  $       500,454   $     572,514  $     1,349,247  $    1,430,656
                                                   ===============   =============  ===============  ==============

   Earnings on common shares.....................  $       500,454   $     572,514  $     1,349,247  $    1,430,656
                                                   ===============   =============  ===============  ==============

   Weighted average common shares
     outstanding - basic.........................        8,487,131       8,474,144        8,481,713       8,263,346
                                                   ===============   =============  ===============  ==============

   Basic earnings per common share...............  $          0.06   $        0.07  $          0.16  $         0.17
                                                   ===============   =============  ===============  ==============

DILUTED EARNINGS PER SHARE:
   Net income....................................  $       500,454   $     572,514  $     1,349,247  $    1,430,656
                                                   ===============   =============  ===============  ==============

   Weighted average common shares
     outstanding - diluted.......................       10,549,935      10,387,216       10,506,786      10,072,414
                                                   ===============   =============  ===============  ==============

   Diluted earnings per common share.............  $          0.05   $        0.06  $          0.13  $         0.14
                                                   ===============   =============  ===============  ==============


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